Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2007, accompanying the consolidated financial statements of NimbleGen Systems, Inc. and Subsidiaries contained in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-141364) and Prospectus. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/S/ GRANT THORNTON LLP
Madison, Wisconsin
May 1, 2007